UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 13, 2009

Eclipsys Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24539	65-0632092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Ravinia Drive, Atlanta, Georgia		30346
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(404) 847-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

In connection with David Morgan’s continued service as the interim Chief Financial Officer, Chief Accounting Officer and Treasurer of Eclipsys Corporation (the "Company") and in recognition of the additional responsibilities associated with those roles, the Compensation Committee of the Company’s Board of Directors approved on May 13, 2009 an incentive cash award of $75,000 for Mr. Morgan (the "Award"), payable on December 31, 2009 (the "Payment Date"), so long as he continues to serve in those interim roles until the Payment Date. If Mr. Morgan is relieved of those interim responsibilities before the Payment Date, he will nevertheless receive the Award on the Payment Date unless he resigns his employment before the Payment Date.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 13, 2009, the Company’s Board of Directors (the "Board") amended and restated the Bylaws of the Company (the "Bylaws") as described below. The Bylaws had not been amended for some years and the Board determined as a matter of good governance that a review of the Bylaws was appropriate. The changes made to the Bylaws are in the nature of a general update and not in response to any particular issue or corporate circumstance.

The following description of the amendments to the Bylaws does not specify every amended provision, and is qualified in its entirety by the full text of the Bylaws, as amended and restated, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

The following are the material changes that were made to Article I of the Bylaws:

• Section 1.2: Annual Meeting. This section was amended to provide that the date, time and place of the annual meeting shall be as set by the Board or the President. Previously the deadline for each annual meeting was six months after year-end, and there were provisions for a so-called "special" meeting in lieu of an annual meeting if the annual meeting did not occur by the deadline.

• Section 1.7: Adjournments. This section was amended to permit the adjournment of any meeting of stockholders by the chairman or secretary of the meeting, or the holders of a majority in voting power of the shares of the capital stock of the corporation present or represented at the meeting and entitled to vote. Previously only stockholders could adjourn.

• Section 1.10: Nomination of Directors. This section was amended to revise certain operational matters relating to the notice period for nominating candidates for election to the Board and to expand the disclosures required in connection with such nominations, including regarding the economic interests in the Company of the proponent and its affiliates.

• Section 1.11: Notice of Business at Annual Meetings. This section was amended to revise certain operational matters relating to the notice period for stockholder proposals and to expand the disclosure required regarding the proposing stockholder’s interest in the matters being proposed.

In addition, a number of changes were made to the Bylaws to reflect recent changes in the Delaware General Corporate Law ("DGCL"), including providing for participation in stockholder meetings by remote communication, as permitted by the DGCL, that stockholder lists may be made available on an accessible electronic network, notice to directors may be provided electronically and waivers may be given by electronic transmission. Also, some unnecessary provisions were eliminated, some potentially ambiguous provisions were clarified, and some provisions were harmonized with the Company’s corporate governance guidelines.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Amended and Restated Bylaws of Eclipsys Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eclipsys Corporation

May 19, 2009	By:	/s/ Robert M. Saman

Name: Robert M. Saman
Title: Assistant General Counsel and Assistant Corporate Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Eclipsys Corporation